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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





American Business Financial Services, Inc.
Bala Cynwyd, Pennsylvania



         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 23, 1996, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                    /s/ BDO Seidman, LLP
                                                    --------------------
                                                    BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
March 27, 1997